UNDERWRITING AGREEMENT




                                                                June 19, 2002

To the Representative Named
on the Signature Page Hereof:

Dear Sirs:

Subject to the terms and conditions stated or incorporated by reference herein, Consolidated Edison Company of New York, Inc (the "Company") hereby agrees to sell to the Underwriters named in Schedule I hereto (the "Underwriters") and the Underwriters hereby agree to purchase, severally and not jointly, the principal amount set forth opposite their names in Schedule I hereto of the securities specified in Schedule II hereto (the "Designated Securities").

The representative named on the signature page hereof (the "Representative") represents that the Underwriters have authorized the Representative to enter into this Underwriting Agreement and to act hereunder on their behalf.

Except as otherwise provided in Schedule II hereto each of the provisions of the Company's Underwriting Agreement Basic Provisions, dated November 1, 1999, as filed as Exhibit 1.2 to Registration Statement No. 333-90385 (the "Basic Provisions"), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined.

Payment for the Designated Securities will be made against delivery thereof to the Representative for the accounts of the respective Underwriters at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto.




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                                      - 2 -


If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                                  Very truly yours,

                                                  CONSOLIDATED EDISON COMPANY
                                                     OF NEW YORK, INC.


                                              By  Robert P. Stelben
                                                  Robert P. Stelben
                                                  Vice President and Treasurer

Confirmed and Accepted as of the date hereof on behalf of itself and each other Underwriter, if any:


SALOMON SMITH BARNEY INC.


By:     Yukari Saegusa
        Yukari Saegusa
        Vice President


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                                   SCHEDULE I

                                                         Principal Amount of
                                                         Designated Securities
Underwriter                                              to be Purchased

Salomon Smith Barney Inc.                                $260,000,000
BNP Paribas Securities Corp.                               40,000,000
                                                        --------------

             Total                                       $300,000,000



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                                   SCHEDULE II


Title of Designated Securities:


        5.625% Debentures, Series 2002 A.


Aggregate principal amount:

        $300,000,000


Price to Public:

        Initially 99.507% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 24, 2002 to the date of delivery, and thereafter at market prices prevailing at the time of sale or at negotiated prices.


Purchase Price by Underwriters:

        99.394% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 24, 2002 to the date of delivery.


Specified funds for, and manner of, payment of purchase price:

        Funds will be delivered by wire transfer pursuant to the Company's written instructions to the Representative.

Indenture:

        Indenture, dated as of December 1, 1990, between the Company and JPMorgan Chase Bank (successor to The Chase Manhattan Bank), as Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of March 6, 1996, between the Company and The Chase Manhattan Bank, as Trustee.



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                                      - 2 -

Maturity:

        July 1, 2012


Interest Rate:

        5.625% per annum.


Interest Payment Dates:

        January 1, 2003 and thereafter semi-annually on each January 1 and July 1.


Redemption Provisions:

        None.


Sinking Fund Provisions:

        None.


Time of Delivery:

        10:00 a.m., on June 24, 2002.


Closing Location:

        Room 1618-S at the Company, 4 Irving Place, New York, NY 10003.


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                                      - 3 -


Information furnished by or on behalf of the Underwriters for use in the Prospectus for the Designated Securities:

1. The sentence regarding delivery of the Designated Securities on the front cover of the Prospectus Supplement

Address of Representative:

        Salomon Smith Barney Inc.
        388 Greenwich Street
        New York, NY 10013

        Attention: Hal A. Clark
                   Managing Director

Captions in the Prospectus and Prospectus Supplement referred to in Section 6(c)(xi) of the Basic Provisions:

        Description of Securities
        Description of Debentures

Modification of Basic Provisions

Delete Section I (a) of the Basic Provisions in its entirety and substitute the following:

"(a) Registration statements in respect of the Designated Securities have been filed with the Securities and Exchange Commission (the "Commission"); the registration statements have been declared effective by the Commission or become effective upon filing; and no stop order suspending the effectiveness of the registration statements has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company proposes to file pursuant to Rule 424 under the Securities Act of 1933 (the "Act") a prospectus supplement specifically relating to the Designated Securities and has previously advised the Underwriters of all information to be set forth therein. The term "Registration Statement" means the aforesaid registration statements as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Company's registration statement No. 333-61008. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Designated Securities, as first filed with the Commission pursuant to Rule 424. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Designated Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "Preliminary Prospectus" shall include in each case the material, if any, incorporated by reference therein."

Delete Section 4 (c) of the Basic Provisions in its entirety and substitute the following:

"(b) To deliver to the Representative conformed copies of the Registration Statement, and each amendment thereto, including exhibits thereto and documents incorporated by reference therein, and to furnish to the Underwriters copies of the Prospectus, and each amendment or supplement thereto, in such quantities as the Representative may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Designated Securities and if at that time any event shall have occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during the same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representative and upon its request to file the document and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct the statement or omission or effect compliance;"


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Delete Section 6 (d) of the Basic Provisions in its entirety and substitute the following:

"The Representative shall have received at the Time of Delivery a letter from PricewaterhouseCoopers LLP, dated the Time of Delivery, substantially in the form theretofore supplied to and deemed satisfactory by the Representative."